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                         CONSENT OF COUNSEL

We hereby consent to your inclusion of a reference to our firm as legal counsel to the Vinatge Mututal Funds, Inc. (the "Funds"), in Post Effective Amendment #13 and #14 under the Securities Act of 1933 to Form N.1A Registration Statement for the Funds and in all subsequent prospectuses and/or other reports related thereto and filed with Securities and Exchange Commission.

Cline, Williams, Wright,Johnson & Oldfather

Lincoln, Nebraska
July 16, 1999